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                                    AGREEMENT

         This Agreement dated as of June 15, 2000 among Charles Koppelman ("Koppelman"), an individual whose principal business address is c/o C.A.K. Universal Credit Corp., 1330 Avenue of the Americas, New York, New York and Worldwide Entertainment & Sports Corporation, a Delaware corporation with a principal address at 29 Northfield Avenue, West Orange, New Jersey ("Worldwide")

                                    WITNESSETH

         Koppelman and Worldwide for these premises and the good and valuable consideration set forth below, hereby agree as follows:

1. Appointment of Koppelman. Worldwide represents that its Board of Directors has approved the appointment of Koppelman as the Chairman of its Board of Directors. Koppelman agrees to serve as the Chairman of the Board of Directors of Worldwide for a term through and including June 30, 2003(the "Chairmanship Term"), provided that he is re-elected as a member of the Board of Directors of Worldwide at any annual meeting of shareholders called for the election of members to the Board of Directors of Worldwide. Koppelman agrees to render such duties as Chairman as are customarily rendered by a non-executive Chairman and shall be reasonably available to work in conjunction with Robert Gutkowski as Chief Executive Officer and President of Worldwide.

2. Compensation of Koppelman. (A) Subject to the approval of the Board of Directors of Worldwide, in consideration for his acceptance and performance of the duties of Chairman of Worldwide, Koppelman shall be granted an option to purchase Two Hundred and Fifty Thousand shares (250,000) of the common stock of Worldwide (the "Common Stock"), at an exercise price of $1.00 per share of Common Stock(the "First Stock Options"). The First Stock Options shall be exercisable for a period of ten years from the date hereof and shall vest quarterly throughout the twelve month period commencing on the date of this Agreement at the rate of 62,500 per quarter and provided that (i)in the event of a "change in control" of Worldwide, any of the unvested First Stock Options shall be deemed vested and (ii) in the event that Koppelman resigns as Chairman voluntarily before the expiration of the Chairmanship Term other than because he was either not re-elected Chairman by the shareholders of the Company or because Robert Gutkowski either assumes the Chairmanship of the Company or requests that Mr. Koppelman resign so that another individual would replace Mr. Koppelman as Chairman, then he shall be deemed to have forfeited (i) fifty percent of any of the First Stock Options which have vested if such resignation occurs during the second twelve months of the Chairmanship Term and (ii) twenty five percent of any of the First Stock Options which have vested if such resignation occurs during the third twelve months of the Chairmanship Term. For purposes hereunder, a "change in control" of Worldwide shall occur or be deemed to have occurred only if any of the following events occurs: (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Worldwide, any trustee or other fiduciary holding securities under an employee benefit plan of Worldwide, or any corporation owned directly or indirectly by the



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stockholders of Worldwide in substantially the same proportion as the ownership of stock of Worldwide) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Worldwide representing more than 50% of the combined voting power of Worldwide's then outstanding securities; (b) individuals who, as of the "Effective Date", constitute the Board (as of the Effective Date, the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Worldwide's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Worldwide, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (c) the stockholders of Worldwide approve a merger or consolidation of Worldwide with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of Worldwide outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of Worldwide or such surviving entity outstanding immediately after such merger or consolidation or
(ii) a merger or consolidation effected to implement a recapitalization of Worldwide (or similar transaction) in which no "person"(as hereinabove defined) acquired more than 50% of the combined voting power of Worldwide's then outstanding securities; or (d) the stockholders of Worldwide approve a plan of complete liquidation of Worldwide or an agreement for the sale or disposition by Worldwide of all or substantially all of Worldwide's assets. For purposes herein, the "Effective Date" shall be deemed to be the date upon which Robert Gutkowski is elected to serve as a member of the Board of Directors of Worldwide.

                  (B) Subject to the approval of the Board of Directors of Worldwide, Koppelman shall be granted an option to purchase Two Hundred and Fifty Thousand shares (250,000) of the common stock of Worldwide at an exercise price of $1.00 per share of Common Stock, exercisable for a period of ten years from the date hereof (the "Second Stock Options"). The Second Stock Options shall vest according to the following schedule:

                  i. 83,333 of the Second Stock Options shall vest when the "Market Price per Share" of a share of the Common Stock equals or exceeds $3.00 per share for at least ten consecutive days, each of which is a "Trading Day". For purposes hereunder, "Market Price per Share" of a share of the Common Stock shall mean, on any "Trading Day", any reported sale price for Common Stock (regular way) or, in case no such reported sale takes place on such Trading Day, the average of any bid and asked prices (regular way) for the Common Stock on such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or





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                           admitted to trading on any national securities
                           exchange, but is traded in the over-the-counter market, any sale prices of the Common Stock on such Trading Day or, if no sale is publicly reported, the average of any bid and asked quotations for the Common Stock on such Trading Day, as reported by Nasdaq or any comparable system, or, if the Common stock is not listed on Nasdaq or a comparable system, any sale price of the Common Stock on such Trading Day or, if no sale is publicly reported, the average of any bid and asked prices on such Trading Day, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by Worldwide for that purpose. In addition for purposes of such definition, a "Trading Day: shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day.

                  ii. 83,333 of the Second Stock Options shall vest when the Market Price per Share of a share of Common Stock equals or exceeds $6.00 per share for ten consecutive days, each of which is a Trading Day;

                  iii. 83,333 of the Second Stock Options shall vest when the Market Price per Share of a share of Common Stock equals or exceed $9.00 per share for ten consecutive days, each of which is a Trading Day; and

                  iv. notwithstanding the foregoing conditions to vesting of the Second Stock Options set forth in subsections
                           (i) through (iii) above, in the event of a Change in Control, all of the Second Stock Options not yet vested shall be deemed vested.

                  (C)Koppelman hereby acknowledges and agrees that the shares of the Common Stock issuable upon the exercise of the First Stock Options and the Second Stock Options are not currently registered under the Securities Act of 1933, as amended (the "Act"), and such securities may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement or an exemption from registration thereunder, and that Rule 701 under the Act shall not be deemed a valid exemption from registration under the Act with respect of the resale of Worldwide's common stock



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acquired upon exercise of either the First Stock Options or the Second Stock
Options. Worldwide agrees that on or before the expiration of twelve months from the date of this Agreement, it shall file a registration statement with the Securities and Exchange Commission on Form S-8 to register Worldwide's common stock underlying the First Stock Options and the Second Stock Options.

3. Expenses of Koppelman. In connection with the performance of his duties hereunder as Chairman of Worldwide, Koppelman shall be entitled to payment of expenses by Worldwide up to a maximum of Three Hundred Thousand Dollars ($300,000) during every twelve months of the Chairmanship Term for the following expenses: lease and insurance payment on an automobile and a driver; an assistant and a secretary. Koppelman shall provide all necessary documentation reasonably required by Worldwide for such above-referenced expenses. Koppelman shall provide Worldwide with reasonable advance notification in the event that he intends to utilize any of the following personnel on behalf of Worldwide for which Koppelman shall seek payment of expenses from Worldwide under this Section.

4. Effective Date. This Agreement shall become fully effective as of the date first set forth above upon execution by the parties hereto.

5. Entire Agreement and Governing Law. This Agreement constitutes the entire agreement between the parties hereto and shall supersede and/or replace any other agreements, whether written or oral, between the parties with regard to the subject matter hereof, provided however, that this Agreement shall not supercede the terms and conditions of the Agreement among the Company, Sportcut.com, Inc. and Koppelman dated October 12, 1999, which shall remain, after the date hereof, in full force and effect. This Agreement shall be construed in accordance with the laws of the State of New York, excluding such State's conflict of laws principals. The exclusive forum for any disputes arising between the parties shall be the State and Federal Courts situated in New York County and the parties hereto irrevocably consent to the jurisdiction of said court for such purposes and waive any defenses as to improper jurisdiction, venue or inconvenient forum with regard to such courts.

6. Representations and Warranties of Worldwide. Worldwide represents that it has the power and authority to execute this Agreement and that upon execution and delivery by Worldwide, this Agreement will constitute the legal, valid and binding obligation of Worldwide, enforceable against it in accordance with its terms.

7. Representations and Warranties of Koppelman. Koppelman represents that he has the power and authority to execute this Agreement and that upon execution and delivery by him, this Agreement will constitute the legal, valid and binding obligation of Koppelman,



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enforceable against him in accordance with its terms.

         In Witness Whereof, the parties hereto hereby sign this Agreement as of the day first above written.


                                     WORLDWIDE ENTERTAINMENT &
                                          SPORTS CORPORATION


                                     ----------------------------------
                                     By:  Marc Roberts
                                     Chairman & Chief Executive Officer

                                     CHARLES KOPPELMAN
                                     ----------------------------------